Exhibit 10.1

AGREEMENT

Clear Skies Solar, Inc. (the “Company”) and Alpha Capital Anstalt (the “Holder”) agree that the Holder is entitled to receive shares of common stock of the Company upon conversion of outstanding promissory notes issued by the Company to the Holder in the aggregate principal amount of $275,000 (the “Notes”). The Holder shall expeditiously convert the entire outstanding amount of the Notes (principal and interest), provided, however, the Holder may convert the Notes in such a manner so that the Holder and its affiliates will not at any time beneficially own more than 9.99% of the outstanding shares of common stock of the Company without violating this Agreement. Beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. The Holder may waive the limitation described herein, in whole or in part, effective 61 days following written notice to the Company. Subject to the foregoing, the Holder shall not be limited to only 9.99% and may exceed 9.99% if it so chooses. The Holder shall have the authority and obligation to determine whether this restriction will limit receipt of shares hereunder and, to the extent that the Holder determines that the limitation contained herein applies, the determination of when to receive shares shall be the sole responsibility and obligation of the Holder. Upon receipt of a request from Holder for delivery of shares, Borrower will promptly contact the transfer agent to issue and deliver those shares to Holder.

In addition, the Holder hereby (a) waives any and all rights under the Notes and related subscription agreement (the “SA”) relating to: (i) any rights of first refusal, (ii) anti-dilution and most favored nations provisions, and (iii) negative covenants in the SA, including but not limited to limitations on filing of any registration statements under the Securities Act of 1933, as amended, and transactions with affiliates and other insiders, and (b) hereby releases any and all security interests in any collateral pledged to the Holder to secure the Notes. The Holder shall execute any further instruments and take further action as the Company reasonably requests to effect the purposes of this Agreement, including but not limited to filing UCC-3 termination statements regarding the collateral. The Holder may not convey, transfer, sell or assign any of the Notes, unless the recipient acknowledges that the waivers herein are binding on such recipient. This Agreement shall be binding on the successors and assigns of the Holder, and the Holder covenants and agrees that all successors and assigns shall agree to be bound by the terms and conditions of this Agreement and shall expeditiously convert the entire amount of any Notes in accordance with the terms hereof, following such assignment.

Dated: August 2, 2010

CLEAR SKIES SOLAR, INC.

By: /s/ Arthur Goldberg

Name:  Arthur Goldberg

Title:    Vice President & CFO

AGREED AND ACCEPTED:

ALPHA CAPITAL ANSTALT

By: /s/ Konrad Ackerman

Name:  Konrad Ackerman

Title:    Director